UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:   April 1, 2008

(Date of earliest event reported):   March 26, 2008

Silverleaf Resorts, Inc.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

1-13003	75-2259890

(Commission File Number)	(IRS Employer Identification Number)

1221 River Bend Drive, Suite 120, Dallas, Texas	75247

(Address of principal executive offices)	(Zip Code)

214-631-1166

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 26, 2008, the Compensation Committee of the Board of Directors of Silverleaf Resorts, Inc. (the “Registrant” or “Silverleaf”) approved an amended and restated employment agreement (the “Amended Agreement”) with Robert E. Mead, the Registrant’s Chief Executive Officer.  Mr. Mead had previously requested the Compensation Committee to consider amending his then-existing employment agreement (the “Prior Agreement”) to eliminate his performance-based incentive bonus based upon Silverleaf’s pre-tax net income.  Assuming Silverleaf’s pre-tax net income for 2008 is equal to its 2007 pre-tax net income of approximately $48 million, the bonus which Mr. Mead could have earned in 2008 under the Prior Agreement would have been equal to approximately $2.48 million.

The Compensation Committee and Mr. Mead agreed to eliminate Mr. Mead’s performance-based incentive bonus for 2008.  The Compensation Committee also agreed to increase Mr. Mead’s annual base compensation for 2008 from $750,000 to $925,000.  Under the terms of the Amended Agreement, the Compensation Committee may award Mr. Mead one or more discretionary bonuses in 2008.  The Amended Agreement also provides that if Mr. Mead’s employment is terminated without good cause or for good reason after a change of control, Mr. Mead will be entitled to two times the amount of his new annual base compensation plus the amount of any bonuses awarded to him during the calendar year in which the change of control occurs.  Under the Prior Agreement, Mr. Mead would have been entitled to his base salary plus the performance-based incentive bonus through the expiration date of the Prior Agreement.  The Amended Agreement terminates on December 31, 2008, the same termination date of the Prior Agreement.

On March 26, 2008, the Compensation Committee also approved an amended and restated employment agreement with Thomas J. Morris, the Registrant’s Senior Vice President -- Capital Markets, to increase Mr. Morris’ base compensation from $275,000 to $325,000.  Mr. Morris’ title was also changed to Executive Vice President -- Capital Markets and Strategic Planning.  No other terms of Mr. Morris’ prior employment agreement were modified.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description of Exhibit
*10.1	Amended and Restated Employment Agreement between the Registrant and Robert E. Mead
*10.2	Amended and Restated Employment Agreement between the Registrant and Thomas J. Morris
_______________
*  filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 1, 2008	SILVERLEAF RESORTS, INC.

	By:	/S/ ROBERT M. SINNOTT
	Name:	Robert M. Sinnott
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
*10.1	Amended and Restated Employment Agreement between the Registrant and Robert E. Mead
*10.2	Amended and Restated Employment Agreement between the Registrant and Thomas J. Morris